Exhibit 10.1
AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT
This AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is made as of June 9, 2023 by and between Bausch + Lomb Corporation, a company incorporated under the laws of Canada (the “Company”), and Joseph F. Gordon, an individual (“Executive”).
WHEREAS, the Company and Executive are parties to that certain Executive Employment Agreement dated as of August 2, 2018 (the “Employment Agreement”), as subsequently amended pursuant to that certain Assignment, Assumption and Amendment Agreement, dated as of January 3, 2022, by and between the Company, Executive and Bausch Health Companies, Inc.;
WHEREAS, the Parties have previously entered into (i) a spinoff bonus program letter agreement dated as of November 2, 2020 (the “Spinoff Bonus Letter”) and (ii) a retention program letter agreement dated July 27, 2022 (the “Retention Letter”), in each case setting forth certain payments and benefits payable to Executive;
WHEREAS, on June 1, 2023, the Company announced that Executive will transition from his role as President, Global Consumer, Surgical and Vision Care to the role of Strategic Advisor to the Chairman and Chief Executive Officer of the Company, effective June 1, 2023 (the “Transition Date”); and
WHEREAS, in connection with the transition of Executive’s role on the Transition Date, each of the Company and Executive desire to amend the Employment Agreement on the terms and conditions set forth herein.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties, the Company and Executive hereby agree as follows:
1.Section 2(a) of the Employment Agreement is hereby amended by adding a new sentence to the end of Section 2(a) which shall provide as follows:
“Notwithstanding anything to the contrary herein, effective as of June 1, 2023 (the “Transition Date”), Executive shall no longer serve as President, Global Consumer, Surgical and Vision Care of the Company and shall instead be employed as Strategic Advisor to the Chief Executive Officer of the Company, reporting directly to the Chief Executive Officer of the Company. In such capacity, Executive shall perform the duties and undertake, the responsibilities as assigned to Executive by the Chief Executive Officer of the Company from time to time.
2.Except as expressly amended hereby, the Employment Agreement shall remain in full force and effect in accordance with existing terms.
3.No provision of this Amendment may be altered, amended and/or waived except by a written document signed by all parties hereto setting forth such alteration, amendment, and/or waiver. The parties hereto agree that the failure to enforce any provision or obligation under this Amendment shall not constitute a waiver thereof or serve as a bar to the subsequent enforcement of such provision or obligation or any other provisions or obligations under this Amendment.
4.The provisions of this Amendment shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.
5.This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey applicable to contracts executed in and to be performed entirely within such State, without giving effect to the conflict of law principles thereof.
6.This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures transmitted via electronic means (e.g., facsimile, electronically transmitted portable document (PDF), DocuSign or similar electronic signature) shall be deemed equivalent of originals.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

THE COMPANY: BAUSCH + LOMB CORPORATION
By:	/s/ Kelly Webber
Name: Kelly Webber
Title: Executive Vice President & CHRO

EXECUTIVE:
/s/ Joseph F. Gordon
Joseph F. Gordon